UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2011
BROOKDALE SENIOR LIVING INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32641 (Commission File Number)	20-3068069 (IRS Employer Identification No.)
111 Westwood Place, Suite 400,
Brentwood, Tennessee 37027
((Address of principal executive offices, Zip code)
(615) 221-2250
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 7, 2011, Brookdale Senior Living Inc. (the “Company”) issued press releases announcing (i) the proposed offering of $275 million of Convertible Senior Notes due 2018 (the “Notes”), and (ii) the execution by the Company of a term sheet with Oak Grove Capital for an approximately $417 million mortgage loan. On June 9, 2011, the Company issued a press release announcing the pricing of the Notes. The full text of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description
99.1	Press release of the registrant dated June 7, 2011 re: the proposed offering of the Notes.
99.2	Press release of the registrant dated June 7, 2011 re: the proposed mortgage loan.
99.3	Press release of the registrant dated June 9, 2011 re: the pricing of the Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 10, 2011

BROOKDALE SENIOR LIVING INC.
By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the registrant dated June 7, 2011 re: the proposed offering of the Notes.
99.2	Press release of the registrant dated June 7, 2011 re: the proposed mortgage loan.
99.3	Press release of the registrant dated June 9, 2011 re: the pricing of the Notes.